Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 333-162896) of Southern Union Company of our report dated February 25, 2011 relating to the consolidated financial statements of Panhandle Eastern Pipe Line Company, LP, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 25, 2011